UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 21, 2013

SAVIENT PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-15313	13-3033811
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Crossing Boulevard Bridgewater, NJ	08807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 418-9300

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed in its Current Report on Form 8-K filed on October 15, 2013, on October 8, 2013, Savient Pharmaceuticals, Inc. (the “Company”) received a Staff Delisting Determination letter from the Listing Qualifications Staff (the “Staff”) of The NASDAQ Stock Market (“NASDAQ”) notifying the Company that it had not timely regained compliance with the $1.00 minimum bid price requirement for continued listing on The NASDAQ Global Market, as set forth in Listing Rule 5450(a)(1), and that, as a result, the Company’s securities would be subject to delisting unless the Company timely requested a hearing before the NASDAQ Hearings Panel. As the Company determined not to appeal the Staff’s determination, the Company’s common stock was suspended on October 17, 2013 and has not traded on NASDAQ since that time.

On November 21, 2013, the Company received correspondence from the NASDAQ Hearings Coordinator indicating that on November 26, 2013, pursuant to its obligations under NASDAQ Listing Rule 5830 and Rule 12d2-2 of the Securities Exchange Act, the NASDAQ Stock Market will be issuing a press release announcing that it will file a Form 25 with the Securities and Exchange Commission to complete the delisting of the Company’s common stock. The delisting becomes effective ten days after the Form 25 is filed.

The Company’s common stock is currently quoted on the OTCQB Marketplace (the “OTCQB”) under the symbol “SVNTQ.” However, the Company can give no assurance that trading in its common stock will continue on the OTCQB or on any other securities exchange or quotation medium.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAVIENT PHARMACEUTICALS, INC.

Date: November 21, 2013	By:	/s/ Philip K. Yachmetz
	Name:	Philip K. Yachmetz
	Title:	Co-President and Chief Business Officer